UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2024, the board of directors of Servotronics, Inc. (the “Company”) appointed Harrison W. Kelly III as Chief Operating Officer of the Company.

Mr. Kelly, age 56, previously served as President of ProVision, LLC, a privately held custom compliance and engineering business, since 2012. He was Chief Quality Officer at Curbell, Inc. from 2005 to 2012. He has also held several operational roles of increasing responsibility at Curbell Electronics, Inc., Rich Products, Inc. and Motorola, Inc.

Mr. Kelly holds a PhD in Industrial and Systems Engineering from the State University of New York at Buffalo, a Master of Science degree in Applied and Mathematical Statistics from Rochester Institute of Technology and a Bachelor of Arts in Theoretical Statistics from the State University of New York at Buffalo.

Mr. Kelly will be paid an annual base salary of $275,000. His annual target cash bonus is set at 35% of base salary, with a maximum bonus opportunity of 70% of his base salary. Mr. Kelly will receive a one-time new hire equity award with a grant date value of $25,000. The equity award will vest on January 29, 2025, subject to Mr. Kelly’s continued employment with the Company.

In addition, Mr. Kelly received a participation agreement under the Company’s Executive Change in Control Severance Plan which provides that upon a termination of his employment by the Company without Cause or by Mr. Kelly for Good Reason, in either case following a change in control, Mr. Kelly will receive a lump sum amount equal to 1.5 times his annual total cash compensation, plus a prorated annual cash bonus at the target level of performance. In addition, Mr. Kelly will receive certain COBRA premium payments during a 12-month benefit continuation period.

There are no family relationships between Mr. Kelly and any director or executive officer of the Company and there are no transactions between Mr. Kelly and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 31, 2024, the Company issued a press release titled “Servotronics, Inc. Names Harrison W. Kelly III as New Chief Operating Officer.” A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Servotronics, Inc. Executive Change in Control Severance Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on May 16, 2022)

10.2	Participation Agreement for Executive Change in Control Severance Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed with the SEC on May 16, 2022)

99.1	Press release of Servotronics, Inc. dated January 31, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024

Servotronics, Inc.

By:	/s/ Robert Fraass
Robert Fraass
Chief Financial Officer